Gary R. Henrie
                                 Attorney at Law

8275 S. Eastern Ave., Suite 200                         Telephone:  702-616-3093
Las Vegas, NV  89123                                    Facsimile:  435-753-1775
                                                        E-mail:  gary@grhlaw.net



June 30, 2006

Board of Directors
Pioneer Exploration Inc.
800 West Pender St., Suite 620
Vancouver, BC  V6C 2V6

         Re:      8,264,500 Shares Common Stock $0.001 Par Value
                  Form SB-2 Registration Statement

Ladies and Gentlemen:

I have acted as counsel for Pioneer Exploration Inc., a Nevada corporation (the "Company"), in connection with the preparation of the registration statement on Form SB-2 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), relating to the offering of 8,264,500 shares of the Companys common stock.

In rendering the opinion set forth below, I have reviewed: (a) the Registration Statement and the exhibits attached thereto; (b) the Company's Articles of Incorporation; (c) the Company's Bylaws; (d) certain records of the Company's corporate proceedings as reflected in its minute books; and (e) such statutes, records and other documents as I have deemed relevant. In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, and conformity with the originals of all documents submitted to me as copies thereof. In addition, I have made such other examinations of law and fact, as I have deemed relevant in order to form a basis for the opinion hereinafter expressed.

Based upon the foregoing, I am of the opinion that the 8,264,500 shares of common stock to be sold by the selling shareholders is validly issued, fully paid and non-assessable. This opinion is based on Nevada general corporate law.

I hereby consent to the use of this opinion as an exhibit to the Registration Statement and to all references to this firm under the caption "Experts" in the Registration Statement.

Sincerely,

/s/  Gary R. Henrie

Gary R. Henrie